Exhibit 10.18

CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. THE OMITTED PORTIONS OF THIS DOCUMENT ARE INDICATED BY [***].

FIRST AMENDMENT & WAIVER

TO THE SECOND AMENDED & RESTATED LANDFILL GAS RIGHTS

& PRODUCTION FACILITIES AGREEMENT

THIS FIRST AMENDMENT & WAIVER (“First Amendment”) is made as of October 21, 2014 (“Effective Date”) by and between the COUNTY OF ORANGE, a political subdivision of the State of California (“County”), and BOWERMAN POWER LFG, LLC, a Delaware limited liability company (“Bowerman Power”), which are sometimes individually referred to as “Party” or collectively referred to as “Parties”.

RECITALS

I. County and Bowerman Power are parties to that certain agreement entitled Second Amended & Restated Landfill Gas Rights and Production Facilities Agreement entered into on November 17, 2011 (“Agreement”).

II. Section 1.3(b) of the Agreement provides County with the right, at the option of the Director of OC Waste & Recycling, to terminate the Agreement if there is no Commercial Operation Date by [***] (“Discretionary Termination Right”). The Agreement would terminate automatically if there is no Commercial Operation Date by [***].

III. On April 22, 2014, Bowerman Power indicated to the County in written correspondence, and in prior project schedules, that it does not expect to meet the Commercial Operation Date by [***], but is expected to meet the Commercial Operation Date by [***]. As a result, Bowerman Power’s third party construction financing lender (“Lender”) has required, as a condition to close, that the County irrevocably waive its Discretionary Termination Right.

IV. Section 1.4(v) of the Agreement provides that beginning on the Commercial Operation Date, but not later than January 1, 2014, the annual royalty payable to County for each calendar year will not be less than the amounts indicated on the table provided as long as the annual average Landfill Gas available to the Conversion System and the Flare Facility during any such calendar year is not less than [***] MMBTU/hr. (Lower Heating Value).

V. As a result of an analysis presented to the County on May 1, 2014, the County acknowledges that it does not expect to meet the minimum average annual Landfill Gas requirement of [***] MMBTU/hr. (Lower Heating Value) threshold for calendar year 2014 but is expected to meet the minimum threshold in subsequent years based on projected Landfill Gas generation and anticipated capital expansions to the Collection System.

IV. As a result of the advanced development stage of the Conversion System, primarily as a result of Bowerman Power entering into a Renewable Power Purchase and Sale Agreement with the City of Anaheim dated March 14, 2014, which, among other things, agrees to provide electricity to the City of Anaheim from the Conversion System and the desire to ensure the County receives its anticipated royalties from the Agreement, both Parties believe it is in their best interests to proceed with the construction of the Conversion System as contemplated in the Agreement and to amend the Agreement as set forth herein. The parties also desire to restate Exhibit D to properly reflect the current description of the Conversion System for clarification purposes.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Section 1. Amendments and Waivers to the Agreement

1.1 Waiver of Discretionary Termination Right. County irrevocably waives its Discretionary Termination Right contingent on 1) Bowerman Power providing written assurance to the County in the form of, in Bowerman Power’s discretion, either (a) a joint letter from Lender and Bowerman Power (“Assurance Letter”) acknowledging that Bowerman Power has executed a binding financing agreement with Lender effective no later than [***] for the construction of the Conversion System (“Construction Financing Agreement”) or (b) a copy of the Construction Financing Agreement executed by Bowerman Power and Lender, and 2) the payment by Bowerman Power of the amount set forth in Section 1.3. The Assurance Letter or copy of the Construction Financing Agreement, as the case may be, shall be provided to the Director of OC Waste & Recycling within fifteen (15) days after the execution of the Financing Agreement.

In the event the Construction Financing Agreement (a) is not effective by [***] or (b) is effective by [***] but subsequently terminates and as a result will preclude Bowerman Power from meeting the [***] Commercial Operation Date, the Agreement shall terminate. Bowerman Power shall provide immediate written notice to County should either of these events occur.

1.2 No Waiver of [***] Commercial Operation Date. The [***] Commercial Operation Date set forth at Section 1.3(b) remains unmodified by this First Amendment and is in full force and effect.

1.3 Compensation to County. [***].

1.4 Extension of Term. The second sentence of Section 1.3(a) is hereby amended and restated in its entirety as follows:

“The Term of the Agreement may be extended [***] provided Bowerman Power (1) submits written notice to County of its desire for an extension not less than one (1) year in advance of the scheduled expiration date; (2) is continuing to productively use the Landfill Gas to produce Covered Products for sale; and (3) agrees to relocate the Site at the sole expense of Bowerman Power to an alternate location which location is agreed to by each Party at such point in time that the current Site is needed by the County for landfill operations during the requested extension period(s). Extension of the Agreement is subject to approval by the Orange County Board of Supervisors. Provided, Bowerman Power satisfies items (1), (2) and (3) above, the Director of OC Waste & Recycling shall present [***] extensions for consideration by the Orange County Board of Supervisors.

1.5 Description of Conversion System. Exhibit D is hereby amended and restated in its entirety as set forth on new Exhibit D attached hereto.

1.6 Development of Compliance Plan. Prior to Commercial Operation, the Parties will collaborate to develop procedures to ensure compliance for flare operations, data collection, instrument installation, maintenance, emissions reporting requirements and other areas as required by local, State and federal laws and regulations.

Section 2. Miscellaneous

2.1 Capitalized Terms. Any capitalized terms not defined herein shall have the meanings set forth in the Agreement.

2.2 Notices. All notices, communications, agreements, certificates, documents or other instruments executed and delivered after the execution and delivery of this First Amendment may refer to the Agreement without making specific reference to this First Amendment, but nevertheless all such references shall include this First Amendment unless the context requires otherwise.

2.3 Counterparts. This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

2.4 Integration. The parties hereby ratify, confirm and reaffirm, without condition, all the terms and conditions of the Agreement and agree that they shall continue to be bound by the terms and conditions thereof as amended by this First Amendment. The Agreement and this First Amendment shall be construed as complementing each other and as augmenting and not restricting the parties’ rights, and, except as specifically amended by this First Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

2.5 Representation. Each of the Parties represent and warrant that this First Amendment has been duly executed and delivered by it and constitutes its legal, valid and binding obligation enforceable in accordance with its terms.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this First Amendment as of the day and year first above written.

THE COUNTY OF ORANGE,
a political subdivision of the State of California

By:	/s/ Dylan Wright
Director, OC Waste & Recycling

APPROVED AS TO FORM:
COUNTY COUNSEL

By:	/s/ Ryan Baron

BOWERMAN POWER LFG, LLC

By:	/s/ David R. Herrman
Name:	David R. Herrman
Title:	President

GSF ENERGY, LLC

By:	/s/ Martin L. Ryan
Name:	Martin L. Ryan
Title:	Vice President